Exhibit 99.2

1 NASDAQ: RILY Third Quarter 2021 Supplemental Financial Data October 28, 2021

Reconciliation of U.S. GAAP to Non - GAAP Measures 2 (Unaudited, dollars in thousands) Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Adj. EBITDA and Operating Adj. EBITDA Reconciliation Net income attributable to B. Riley Financial, Inc. $ 48,379 $ 171 , 594 $ 254,656 $ 75,6 76 $ 50,550 EBITDA Adjustments: Provision for income taxes 18,711 62,060 97,518 19,902 22,693 Interes t expense 16,374 16,712 19,786 20,856 25,372 Interes t income (67) (27) (49) (56) (70) Share based payments 4,778 4,321 5,526 8,608 9,374 Depreciation and amortization 4,886 4,604 6,759 6,165 6,142 Restructuri n g costs 1,557 — — — — Gain on extinguishment of loans — — — (6,509) — Impairment of tradenames — — — — — Transactions related costs and other (485) 1,222 1,285 245 40 Total EBITDA Adjustments 45,754 88,892 130,825 49,211 63,551 Adjusted EBITDA $ 94,133 $ 260,486 $ 385,481 $ 124,887 $ 114,101 Operating EBITDA Adjustments: Trading income and fair value adjustments on loans (31,753) (140,160) (266,942) (32,679) (18,197) Other investment related expenses 4,842 6,461 4,178 (84) 5,187 Total Operating EBITDA Adjustments (26,911) (133,699) (262,764) (32,763) (13,010) Operating Adjusted EBITDA $ 67,222 $ 126,787 $ 122,717 $ 92,124 $ 101,091

Operating Income Summary

(Unaudited, dollars in thousands)	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020		
	Operating	Investment	Combined	Operating	Investment	Combined
Revenues:						
Services and fees	$ 301,497	-	$ 301,497	$ 144,823	-	$ 144,823
Trading income and fair value adjustments on loans	-	18,197	18,197	-	31,753	31,753
Interest income – loans & securities lending	26,869	-	26,869	26,026	-	26,026
Sale of goods	34,959	-	34,959	23,651	-	23,651
Total revenues	$ 363,325	$ 18,197	$ 381,522	$ 194,500	$ 31,753	$ 226,253
Operating expenses:						
Direct cost of services	$ 18,019	-	$ 18,019	$ 23,264	-	$ 23,264
Cost of goods sold	12,442	-	12,442	9,813	-	9,813
Selling, general and administrative expenses	239,031	5,187[1]	244,218	92,301	4,842[1]	97,143
Restructuring charge	-	-	-	1,557	-	1,557
Interest expense – securities lending & loan participations sold	10,097	-	10,097	10,975	-	10,975
Total operating expenses	$ 279,589	$ 5,187	$ 284,776	$ 137,910	$ 4,842	$ 142,752
Operating income	$ 83,736	$ 13,010	$ 96,746	$ 56,590	$ 26,911	$ 83,501

1. Other investment related expenses.

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Quarterly Operating Revenue and Operating Adjusted EBITDA

Operating Revenue and Operating Adjusted EBITDA (1)(3)(5)(6)



Operating Revenue
Operating Adj. EBITDA
$194.5M
$67.2M
$270.0M
$126.8M
$333.2M
$122.7M
$304.1M
$92.1M
$363.3M
$101.1M
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Quarterly Revenue and Adjusted EBITDA

(Dollars in thousands)	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Operating Revenue [1]	$ 194,500	$ 270,046	$ 333,217	$ 304,091	$ 363,325
Investment Gains [2]	31,753	140,160	266,942	32,679	18,197
Total Revenue	$ 226,253	$ 410,206	$ 600,159	$ 336,770	$ 381,522

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Operating Adjusted EBITDA [3]	$ 67,222	$ 126,787	$ 122,717	$ 92,124	$ 101,091
Investment Adjusted EBITDA [4]	26,911	133,699	262,764	32,763	13,010
Adjusted EBITDA [5][6]	$ 94,133	$ 260,486	$ 385,481	$ 124,887	$ 114,101

1. Operating Revenue is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
2. Investment Gains (Loss) is defined as Trading Income (Losses) and Fair Value Adjustments on Loans.
3. Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (Losses) and Fair Value Adjustments on Loans and (ii) other investment related expenses.
4. Investment Adjusted EBITDA is defined as Trading Income (Losses) and Fair Value Adjustments on Loans, less other investment related expenses.
5. Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs.
6. For a reconciliation to GAAP financial measures, please see slide 2.

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Cash and Investments Summary

(Dollars in thousands)	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021
Cash and Cash Equivalents	$ 169,676	$ 103,602	$ 237,590	$ 297,396	$ 378,205
Restricted Cash	1,410	1,235	8,532	1,335	927
Due from Clearing Brokers, net	19,589	(6,583)	416,925	424,949	599,715
Advances Against Customer Contracts	900	200	200	200	200
Securities and Other Investments Owned					
Equity Securities	392,674	697,288	1,006,019	1,129,217	1,276,191
Corporate Bonds	5,956	3,195	41,754	42,912	5,401
Other Fixed Income Securities	3,557	1,913	5,165	3,227	4,436
Partnership Interests and Other	57,293	74,923	113,766	103,417	66,072
Securities Sold Not Yet Purchased	(48,125)	(10,105)	(288,058)	(272,088)	(419,211)
Loans Receivable, net of Loan Participations Sold	330,420	373,373	282,855	265,851	350,762
Other investments and deposits (1)	58,389	59,612	48,881	53,510	43,369
Noncontrolling interest (2)	—	—	(4,326)	(11,254)	(16,558)
Total Cash, Net Securities, and Other	$ 991,739	$1,298,653	$1,869,303	$2,038,672	$2,289,509

Debt Summary

(Dollars in thousands)	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021
Term Loans, net	$ 52,452	$ 74,213	$ 69,543	$ 257,104	$ 252,927
Revolving Credit Facility	—	—	—	—	80,000
Notes Payable	714	37,967	6,908	357	357
Senior Notes Payable	854,926	870,783	1,139,100	1,213,105	1,362,847
Total Debt	908,092	982,963	1,215,551	1,470,566	1,696,131
Total Cash and Investments, Net of Debt	**$ 83,647**	**$ 315,690**	**$ 653,752**	**$ 568,106**	**$ 593,378**

1. Other investments and investment related deposits reported in prepaid and other assets.
2. Noncontrolling interest related to investments reported in Securities and Other Investments Owned.

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Condensed Consolidated Balance Sheets 6 (Dollars in thousands) September 30, 2021 (Unaudited) December 31, 2020 Cash and cash equivalents $ 378,205 $ 103,602 Restricted cash 927 1,235 Due from clearing brokers 599,715 7,089 Securities and other investments owned, at fair value 1,352,100 777,319 Securities borrowed 1,347,656 765,457 Accounts receivable, net 54,790 46,518 Due from related parties 1,513 986 Loans receivable, at fair value 350,762 390,689 Prepaid expenses and other assets 448,985 87,462 Operating lease right - of - use assets 59,735 48,799 Property and equipment, net 13,720 11,685 Goodwill 237,961 227,046 Other intangible assets, net 196,697 190,745 Deferred tax assets, net 4,085 4,098 Total assets $ 5,046,851 $ 2,662,730 Accounts payable $ 4,028 $ 2,722 Accrued expenses and other liabilities 277,586 168,478 Deferred revenue 68,310 68,651 Deferred tax liabilities, net 67,023 34,248 Due to related parties and partners 176 327 Due to clearing brokers — 13,672 Securities sold not yet purchased 419,211 10,105 Securities loaned 1,345,825 759,810 Mandatorily redeemable noncontrolling interests 4,196 4,700 Operating lease liabilities 72,158 60,778 Notes payable 357 37,967 Loan participations sold — 17,316 Revolving credit facility 80,000 — Term loans, net 252,927 74,213 Senior notes payable, net 1,362,847 870,783 Total liabilities $ 3,954,644 $ 2,123,770 Redeemable noncontrolling interests in equity of subsidiaries 345,000 — Total B. Riley Financial, Inc. stockholders' equity 706,695 512,586 Noncontrolling interests 40,512 26,374 Total equity 747,207 538,960 Total liabilities and equity $ 5,046,851 $ 2,662,730

Condensed Consolidated Statements of Income 7 (Unaudited, dollars in thousands, except share data) Three Months Ended September 30, 2021 2020 Revenues: S e rvic e s an d fe e s $ 301,497 $ 144,823 Trading income and fair value adjustments on loans 18,197 31,753 Interest income - Loans and securities lending 26,869 26,026 Sale of goods 34,959 23,651 Total revenues 381,522 226,253 Operating expenses: Direct cost of services 18,019 23,264 Cost of goods sold 12,442 9,813 Selling, general and administrative expenses 244,218 97,143 Restructuri n g charge — 1,557 Interest expense - Securities lending and loan participations sold 10,097 10,975 Total operating expenses 284,776 142,752 Opera ting income 96,746 83,501 Other income (expense): Interes t income 70 67 Gai n o n ex ti ng u i s h m e n t o f loa n s a n d oth e r 1,758 — Income from equity investments 1,149 409 Interes t expense (2 5 ,3 72) (1 6 ,3 74) Income before income taxes 74,351 67,603 Provision for income taxes (2 2 ,6 93) (1 8 ,7 11) Net income 51,658 48,892 Net income attributable to noncontrolling interests 1,108 513 Net income attributable to B. Riley Financial, Inc. $ 50,550 $ 48,379 Preferred stock dividends 1,9 2 9 1,0 8 8 Net income available to common shareholders $ 48,621 $ 47,291 Basic income per common share $ 1 .76 $ 1 .86 Diluted income per common share $ 1 .69 $ 1 .75 Weighted average basic common shares outstanding 27,570,716 25,446,292 Weighted average diluted common shares outstanding 28,794,066 27,050,448

Segment Financial Information

(Unaudited, dollars in thousands)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Capital Markets segment:		
Revenues - Services and fees	$ 134,849	$ 55,815
Trading income and fair value adjustments on loans	16,935	31,399
Interest income - Loans and securities lending	26,869	26,026
Total revenues	**178,653**	**113,240**
Selling, general and administrative expenses	(80,152)	(40,920)
Restructuring charge	—	(917)
Interest expense - Securities lending and loan participations sold	(10,097)	(10,975)
Depreciation and amortization	(514)	(673)
Segment income	**87,890**	**59,755**
Wealth Management segment		
Revenues - Services and fees	117,572	17,289
Trading income and fair value adjustments on loans	1,262	354
Total revenues	**118,834**	**17,643**
Selling, general and administrative expenses	(110,157)	(16,395)
Depreciation and amortization	(2,093)	(468)
Segment income	**6,584**	**780**
Auction and Liquidation segment:		
Revenues - Services and fees	2,745	21,473
Revenues - Sale of goods	34,327	22,712
Total revenues	**37,072**	**44,185**
Direct cost of services	(13,622)	(18,373)
Cost of goods sold	(11,999)	(9,046)
Selling, general and administrative expenses	(5,153)	(4,625)
Restructuring charges	—	(140)
Depreciation and amortization	—	(1)
Segment income	**$ 6,298**	**$ 12,000**

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Financial Consulting segment		
Revenues - Services and fees	$ 21,291	$ 25,583
Selling, general and administrative expenses	(18,436)	(17,759)
Restructuring charge	—	(500)
Depreciation and amortization	(86)	(76)
Segment income	**2,769**	**7,248**
Principal Investments – United Online and magicJack segment:		
Revenues - Services and fees	18,669	20,663
Revenues - Sale of goods	631	939
Total revenues	**19,300**	**21,602**
Direct cost of services	(4,397)	(4,891)
Cost of goods sold	(443)	(767)
Selling, general and administrative expenses	(5,458)	(4,840)
Depreciation and amortization	(2,496)	(2,736)
Segment income	**6,506**	**8,368**
Brands segment:		
Revenues - Services and fees	6,372	4,000
Selling, general and administrative expenses	(972)	(994)
Depreciation and amortization	(714)	(714)
Segment income	**4,686**	**2,292**
Consolidated operating income from reportable segments	**$ 114,733**	**$ 90,443**

B. RILEY Financial | 8

Definition of US GAAP to Non - GAAP Financial Measures 9 Certain of the information set forth herein, including operating revenue, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA may be considered non - GAAP financial measures . B . Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, gain on extinguishment of loans, impairment of trade names, stock - based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, aforementioned adjustments for adjusted EBITDA, as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, and (iv) in the case of investment adjusted EBITDA this includes trading income (losses) and fair value adjustments on loans, net of other investment related expenses, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") . In addition, the Company's management uses these non - GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow . Non - GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non - financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies .